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                                                                    EXHIBIT 2(a)

                          MD HEALTHSHARES CORPORATION

                      RESTATED ARTICLES OF INCORPORATION

     The undersigned, James A. White III, M.D. and Lynn E. Hickman, M.D., do hereby certify that:

     1. They are the President and Secretary, respectively, of M.D. HealthShares Corporation (the "Company"), which was incorporated under the laws of the State of Louisiana on July 18, 1995.

     2. The Articles of Incorporation of the Company are hereby restated this 22nd day of March, 1997 to read in their entirety as follows:


                                   Article I
                                CORPORATE NAME;
                             DURATION OF EXISTENCE

     The name of the corporation shall be MD HealthShares Corporation (hereinafter the "Corporation"), and it shall have and enjoy perpetual existence.

                                  Article II
                             OBJECTS AND PURPOSES;
                               CORPORATE POWERS

     SECTION 1. The objects and purposes for which the Corporation is organized are to engage in any lawful business or activity for which corporations may be organized and in which they may engage under the laws of the State of Louisiana including, but without limitation, to organize, establish, invest in and hold and vote the shares of subsidiary and other corporations and entities providing health care services and financing plans to residents of the state of Louisiana.

     SECTION 2. The Corporation shall have and may exercise all powers, rights, authorities and privileges which are now or may hereafter be conferred upon or permitted to corporations organized under the Business Corporations Law, La. Rev.Stat.(S) (S) 12:1-178, as such Law may be amended from time to time.

                                  Article III
                                 CAPITAL STOCK

     SECTION 1. AUTHORIZED STOCK. The total number of shares of capital stock which the Corporation shall have authority to issue is 10,007,501, consisting of
(i) 2,000,000 shares of Preferred Stock, $1.00 par value, (ii) 7,500 shares of Junior Preferred Voting Stock, $1.00 par value, (iii) 8,000,000 shares of Class A Non-Voting common Stock, $0.10 par value, and (iv) 1 share of Class B Common Stock, $0.10 par value. The Class A Non-Voting Common Stock and the Class B Common Stock are referred to collectively as the "Common Stock."

     SECTION 2. CONVERSION OF FORMER CLASS A COMMON STOCK. Upon the effective date of this Article III, as amended, under the Louisiana Business Corporation Law, each outstanding share of the Company's Class A Common Stock formerly authorized by this Article III shall be automatically canceled and converted into one share of Junior Preferred Voting Stock and five hundred shares of Class A Non-Voting Common Stock.

     SECTION 3. SERIAL PREFERRED STOCK. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to amend these Articles of Incorporation to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and, except as set forth herein, the Board of Directors is expressly empowered to fix, by such resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:
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     (a)  the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

     (b) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other series of this class;

     (c) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other terms and conditions of such redemption;

     (d) the amount or amounts payable upon shares of such series upon, and the rights of the holder of such shares in the voluntary or involuntary liquidation, dissolution or winding up, or sale of a substantial portion of the assets of the Corporation;

     (e) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and if so the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     (f) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of such class or any other class or classes of securities and if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange, provided that no such shares shall be convertible into or exchangeable for voting securities of the Corporation,

     (g) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

     (h) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the class or of any other class; and

     (i) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, provided that the Corporation may not issue any series of Preferred Stock that shall have voting rights other than those expressly required by law.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution subtracting from such series unissued shares of the Preferred Stock designated for such series and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

     SECTION 4.  COMMON STOCK.

     (a)  The Class A Non-Voting Common Stock shall have no voting rights.

     (b) The Class B Common Stock shall have one vote and, except as to the election of directors and as otherwise required by law or provided in these Articles of Incorporation, shall vote together with the Junior Preferred

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Voting Stock (as defined in this Article III) as a single class on all matters brought before the shareholders of the Corporation.

     (c) The record owner holder of the Class B Common Stock shall have the right to elect one director of the Corporation at every annual meeting of the Corporation held for the purpose of electing directors.

     (d) Except as to voting rights, the Class A Non-Voting Common Stock and the Class B Common Stock shall have equal and identical powers, preferences and rights. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amount to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them, respectively.

     (e) At any time the Class B Common Stock is outstanding, Section 3(c) of this Article III may not be amended without the affirmative vote of the Class B Common Stock shareholder voting as a separate class.

     SECTION 5. JUNIOR PREFERRED VOTING STOCK. The terms, preferences, rights, restrictions and qualifications of the Junior Preferred Voting Stock shall be fixed as follows:

     (a) Rank. The Junior Preferred Voting Stock ("Voting Preferred") shall, with respect to and upon liquidation, dissolution or winding up of the Corporation, rank (1) junior to any other class or series of stock issued by this Corporation designed as senior to the Voting Preferred ("Senior Securities"), (2) senior and prior to the Common Stock, and to any other stock issued by this Corporation designated as junior to the Voting Preferred (collectively, including, without limitation, the Common Stock, herein called the "Junior Securities") and (3) on a parity with any other class or series of stock of this Corporation, the terms of which specifically provide that such class or series shall rank on a parity with the Voting Preferred (the "Parity Securities").

     (b) Dividends. The Voting Preferred shall not be entitled to receive dividends.

     (c)  Liquidation Preference.

          (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this Corporation, then, before any distribution or payment shall be made to the holders of any Junior Securities, including the Common Stock, and subject to the rights of creditors and holders of Senior Securities, the holders of Voting Preferred then outstanding shall be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders an amount in cash equal to $1,000 for each share outstanding (which amount is hereinafter referred to as the "Liquidation Preference"), together with an amount in cash equal to all declared and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up. Except as provided in the preceding sentence, holders of Voting Preferred shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of this Corporation. If the assets of this Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Voting Preferred or any Parity Securities, then the holders of all such shares shall share ratably in any distribution of assets in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the Liquidation Preference (together with an amount in cash equal to all declared but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up) to which each holder is entitled, such holders of shares of Voting Preferred will not be entitled to any further participation in any distribution of the assets of this Corporation.

          (ii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this Corporation, the holders of Voting Preferred then outstanding shall be entitled to receive payment of the Liquidation Preference (together with an amount in cash equal to all declared but unpaid

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     dividends thereon to the date fixed for liquidation, dissolution or winding
     up) only after the holders of Senior Securities outstanding at the time have received fully the amount to which they are entitled.

          (iii) For the purpose of this paragraph (d), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of this Corporation nor the consolidation or merger of this Corporation with any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of this Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of this Corporation.

     (d) Redemption. To this extent this Corporation shall have funds legally available for such redemption, this Corporation may redeem shares of Voting Preferred in the circumstances and on the terms and conditions as may be set forth in the Bylaws of the Corporation.

     (e)  Voting Rights.

          (i) Each share of Voting Preferred shall have one vote, and except as required by law or provided by these Articles, the Voting Preferred shall vote together with the Class B Common Stock as a single class on all matters brought before the shareholders of the Corporation.

          (ii) The Voting Preferred shareholders shall have exclusive voting rights with respect to the election of directors of the Corporation; excepting that, at any time the Class B Common Stock is issued and outstanding, the holder of the Class B Common Stock shall be entitled to such voting rights with respect to the election of directors as provided in
     Section 3(c) of this Article III.

          (iii) So long as any shares of Voting Preferred remain outstanding, this Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with our without a meeting of the holders of at least 50% in number of shares of Voting Preferred then outstanding, amend, alter or repeal any of the provisions of the Articles of Incorporation of the Corporation so as in any such case to affect adversely the rights, preferences or powers of the Voting Preferred; provided, however, that neither the amendment of the Articles of Incorporation so as to increase the authorized amount of any of the Corporation's Junior Securities, nor the amendment of the Articles of Incorporation to fix the designations, preferences, and special rights of one or more series of Preferred Stock, including Preferred Stock constituting Senior Securities, shall be deemed to affect adversely the powers, rights or preferences of the holders of shares of Voting Preferred unless any such amendment shall create or authorize a class or series of capital stock that shall be granted parity of voting rights with the Voting Preferred.

     (g) Ownership Restrictions. The Voting Preferred shall be subject to such restrictions and limitations on aggregate record or beneficial ownership by any person or any group of persons acting in consent with respect to the Voting Preferred as may be set forth in the Bylaws of the Corporation.

                                  Article IV
                              CORPORATE ACTION OF
                            SHAREHOLDERS; CONSENTS

     SECTION 1. If shareholder action or approval is required by law in connection with the amendment of these articles or any merger, consolidation, transfer of corporate assets or dissolution of or involving the Corporation, such action or approval shall be taken or given only upon the affirmative vote of not less than fifty percent (50%) of the number of shares entitled to vote on the particular question.

     SECTION 2. Whenever the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such action signed only by shareholders holding that proportion of the total voting power on the question which is required by law or by these Articles of Incorporation, whichever requirement is higher, shall be sufficient for the purpose, without the necessity of a meeting of shareholders.

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                                   Article V
                              BOARD OF DIRECTORS;
                                   OFFICERS

     SECTION 1. The corporate powers and governance of the Corporation shall be vested in and exercised through a Board of Directors, comprising not more than 25 nor fewer than three persons, unless all of the outstanding shares of the Corporation are held by fewer than three persons, in which case the number of directors shall be not fewer than the number of such shareholders. The Bylaws of the Corporation shall fix the number, qualifications and compensation of the Board of Directors, their terms of office and the mode and manner of their nomination and election, and provide for the filling of vacancies, removal, the number of directors constituting a quorum, and the duties and responsibilities of the directors. Any director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other director, who may cast the vote of the absent director according to the written instruction, general or special, of the absent director.

     SECTION 2. The officers of the Corporation shall be the president, the secretary, the treasurer, and such other officers as may be provided for by the Bylaws of the Corporation. Any or all of such officers may be combined in one person.

                                  Article VI
                           BYLAWS OF THE CORPORATION

     The Board of Directors of the Corporation shall have the power to make, adopt, alter, amend, rescind or repeal such bylaws, not inconsistent with these Articles, as they deem necessary or proper for the governance and management of the business and affairs of the Corporation, its officers, shareholders, committees, employees and agents.


                                  Article VII
                            LIMITATION OF LIABILITY

     No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except in the case of breach of the director's or officer's duty of loyalty to the Corporation or its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; knowingly, or without the exercise of reasonable care and inquiry, voting in favor of the payment of a dividend in violation of La. Rev. Stat. (S) 12:92(D); or any transaction from which the director or officer derived and improper personal benefit. Neither the repeal or nor any amendment to this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such repeal or amendment, absent the express consent of such a director or officer, or of the director's or officer's heirs or legal representatives, to such repeal or amendment.


                                 Article VIII
                              INDEMNIFICATION OF
                            INCORPORATOR, DIRECTORS
                                 AND OFFICERS

     SECTION  1. To the fullest extent authorized or permitted by La. Rev. Stat.
(S) 12:83, as the same may hereafter be amended to broaden such authority, or as otherwise permitted by law, the Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal administrative, or investigative (including any action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another business or foreign corporation, partnership, joint venture or other enterprise, against any and all expenses (including attorneys' fees), judgments, fines, penalties, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, subject only to such limitations and restrictions which the Corporation is compelled to observe by force of law. Such indemnification shall be a contract right in favor of each such person, as indemnitee, and shall

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include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with any such proceeding. In furtherance of the indemnification authorized and mandated herein, the Corporation may enter into contracts with any director or officer of the Corporation any may create a reserve or trust fund, grant a security interest, or employ any other means to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article. The right of indemnification provided in this article shall not be exclusive of any other rights to which persons entitled to indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to proceedings commenced or continuing after adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

     SECTION 2. The Bylaws of the Corporation shall prescribe the manner and procedures by which the indemnification provided by this Article shall be invoked and effected.

     SECTION 3. Neither the repeal of or any amendment to this Article shall apply to or have any effect on the obligation of the Corporation or on the entitlement of any person to indemnification in accordance with this Article for or with respect to any action, suit or proceeding, whensoever brought or asserted, arising out of any act or omission of such person occurring prior to such repeal or amendment, absent the express consent of such a person, or of the person's heirs or legal representatives, to such repeal or amendment.

     SECTION 4. The Board of Directors may provide in the Bylaws of the Corporation, to the extent permitted by and not inconsistent with law or with these Articles, for the indemnification of employees, servants and agents of the Corporation.

     IN WITNESS WHEREOF, the undersigned have executed these Restated Articles of Incorporation this 22nd day of March, 1997.



                                            /s/ James A. White III, M.D.
                                            ----------------------------
                                            James A. White III, M.D.
                                            President


                                            /s/ Lynn E. Hickman, M.D.
                                            ----------------------------
                                            Lynn E. Hickman, M.D.
                                            Secretary

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